Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Third Quarter Fiscal 2025 Financial Results
Dallas, Texas May 22, 2025 — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended April 30, 2025.
For the three months ended April 30, 2025, revenue, gross profit, and net income attributable to Copart, Inc. were $1.2 billion, $552.3 million, and $406.6 million, respectively. These represent an increase in revenue of $84.5 million, or 7.5%; an increase in gross profit of $26.8 million, or 5.1%; and an increase in net income attributable to Copart, Inc. of $24.3 million, or 6.4%, respectively, from the same period last year. Fully diluted earnings per share for three months ended April 30, 2025 was $0.42 compared to $0.39 last year, an increase of 7.7%.
For the nine months ended April 30, 2025, revenue, gross profit, and net income attributable to Copart, Inc. were $3.5 billion, $1.6 billion, and $1.2 billion, respectively. These represent an increase in revenue of $354.0 million, or 11.2%; an increase in gross profit of $136.2 million, or 9.4%; and an increase in net income attributable to Copart, Inc. of $115.6 million, or 11.1%, respectively, from the same period last year. Fully diluted earnings per share for the nine months ended April 30, 2025 was $1.18 compared to $1.07 last year, an increase of 10.3%.
On Thursday, May 22, 2025, at 5:30 p.m. Eastern Time (4:30 p.m. Central Time), Copart, Inc. will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed via hyperlink at www.copart.com/investorrelation. A replay of the call will be available through September 2025 by visiting www.copart.com/investorrelation.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform connect vehicle consignors to approximately 1 million members in over 185 countries. Copart offers a comprehensive suite of vehicle remarketing services to insurance companies, financial institutions, dealers, rental car companies, charities, fleet operators, and individuals, and offers vehicles via auction to dealers, dismantlers, rebuilders, exporters, and the general public. With operations at over 250 locations in 11 countries, Copart sold more than 4 million units in the last year. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Copart Investor Relations
investor.relations@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30,			Nine Months Ended April 30,
	2025	2024	% Change	2025	2024	% Change
Service revenues and vehicle sales:
Service revenues	$1,034,836	$946,630	9.3%	$3,012,453	$2,667,911	12.9%
Vehicle sales	176,880	180,629	(2.1)%	509,408	499,913	1.9%
Total service revenues and vehicle sales	1,211,716	1,127,259	7.5%	3,521,861	3,167,824	11.2%
Operating expenses:
Facility operations	439,417	391,256	12.3%	1,325,936	1,125,440	17.8%
Cost of vehicle sales	169,714	162,881	4.2%	455,599	457,596	(0.4)%
Facility depreciation and amortization	48,163	45,800	5.2%	144,603	126,111	14.7%
Facility stock-based compensation	2,155	1,817	18.6%	5,798	5,001	15.9%
Gross profit	552,267	525,505	5.1%	1,589,925	1,453,676	9.4%
General and administrative	87,451	76,169	14.8%	265,056	206,457	28.4%
General and administrative depreciation and amortization	6,253	4,932	26.8%	17,639	13,047	35.2%
General and administrative stock-based compensation	7,018	7,201	(2.5)%	23,107	21,693	6.5%
Total operating expenses	760,171	690,056	10.2%	2,237,738	1,955,345	14.4%
Operating income	451,545	437,203	3.3%	1,284,123	1,212,479	5.9%
Other income (expense):
Interest income, net	42,776	36,218	18.1%	129,070	102,179	26.3%
Other income (expense), net	8,483	(1,309)	(748.1)%	3,980	(8,484)	(146.9)%
Total other income	51,259	34,909	46.8%	133,050	93,695	42.0%
Income before income taxes	502,804	472,112	6.5%	1,417,173	1,306,174	8.5%
Income tax expense	97,466	90,002	8.3%	264,118	266,005	(0.7)%
Net income	405,338	382,110	6.1%	1,153,055	1,040,169	10.9%
Less: Net (loss) income attributable to noncontrolling interest	(1,271)	(181)	602.2%	(3,040)	(284)	970.4%
Net income attributable to Copart, Inc.	$406,609	$382,291	6.4%	$1,156,095	$1,040,453	11.1%

Basic net income per common share	$0.42	$0.40	5.0%	$1.20	$1.08	11.1%
Weighted average common shares outstanding	966,234	961,813	0.5%	964,702	960,143	0.5%

Diluted net income per common share	$0.42	$0.39	7.7%	$1.18	$1.07	10.3%
Diluted weighted average common shares outstanding	978,089	976,445	0.2%	977,485	974,226	0.3%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 30, 2025	July 31, 2024
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$2,366,499	$1,514,111
Investment in held to maturity securities	2,017,843	1,908,047
Accounts receivable, net	757,843	785,877
Vehicle pooling costs	117,916	132,638
Inventories	44,508	43,639
Prepaid expenses and other assets	54,545	33,872
Total current assets	5,359,154	4,418,184
Property and equipment, net	3,569,267	3,175,838
Operating lease right-of-use assets	97,678	116,301
Intangibles, net	66,417	74,088
Goodwill	518,600	513,909
Other assets	61,106	129,444
Total assets	$9,672,222	$8,427,764

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$576,923	$518,148
Deferred revenue	30,292	28,121
Income taxes payable	30,125	60,994
Current portion of operating and finance lease liabilities	19,792	21,304
Total current liabilities	657,132	628,567
Deferred income taxes	94,551	93,653
Income taxes payable	36,574	59,560
Operating and finance lease liabilities, net of current portion	81,268	97,429
Total liabilities	869,525	879,209
Commitments and contingencies
Redeemable non-controlling interest	21,504	24,544
Stockholders' equity:
Preferred stock	—	—
Common stock	97	96
Additional paid-in capital	1,195,757	1,120,985
Accumulated other comprehensive loss	(113,300)	(142,972)
Retained earnings	7,698,639	6,545,902
Total stockholders' equity	8,781,193	7,524,011
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$9,672,222	$8,427,764

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended April 30,
	2025	2024
Cash flows from operating activities:
Net income	$1,153,055	$1,040,169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	163,642	139,178
Allowance for credit loss	153	2,513
Equity in losses of unconsolidated affiliates	(135)	2,580
Stock-based compensation	28,905	26,694
Gain on sale of property and equipment	(1,041)	(2,169)
Deferred income taxes	67	(3,093)
Changes in operating assets and liabilities:
Accounts receivable	(1,916)	(152,564)
Vehicle pooling costs	14,944	(1,784)
Inventories	(180)	(7,316)
Prepaid expenses, other current and non-current assets	(935)	(39,815)
Operating lease right-of-use assets and lease liabilities	915	1,377
Accounts payable, accrued liabilities and other liabilities	56,060	40,305
Deferred revenue	1,961	2,660
Income taxes receivable	1	(16,846)
Income taxes payable	(54,222)	1,454
Net cash provided by operating activities	1,361,274	1,033,343

Cash flows from investing activities:
Purchases of property and equipment	(481,349)	(373,104)
Assets and liabilities acquired in connection with acquisition	(1,213)	17,662
Proceeds from sale of property and equipment	4,533	3,453
Purchases of held to maturity securities	(2,017,843)	(2,478,505)
Proceeds from held to maturity securities	1,940,000	1,915,000
Investment in unconsolidated affiliate	(3,177)	(1,000)
Net cash used in investing activities	(559,049)	(916,494)

Cash flows from financing activities:
Proceeds from the exercise of stock options	40,171	20,377
Proceeds from the issuance of Employee Stock Purchase Plan shares	7,404	5,957
Payments for employee stock-based tax withholdings	(3,358)	(4,613)
Principal payments on revolver facility	—	(10,818)
Payments of finance lease obligations	(44)	(14)
Net cash provided by financing activities	44,173	10,889
Effect of foreign currency translation	5,990	4,862
Net increase in cash, cash equivalents, and restricted cash	852,388	132,600
Cash, cash equivalents, and restricted cash at beginning of period	1,514,111	957,395
Cash, cash equivalents, and restricted cash at end of period	$2,366,499	$1,089,995
Supplemental disclosure of cash flow information:
Interest paid	$1,972	$1,946
Income taxes paid, net of refunds	$318,989	$266,400
Purchase of property and equipment through settlement of deposit	$64,050	$—

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000